Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Stephen Christopher Linthwaite and Vikram Jog, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to the Registration Statement on Form S-3 of Fluidigm Corporation (the “Company”) (Registration No. 333-230383), and any additional registration statement (including any amendment thereto) filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration of the issuance of certain debt and equity securities of the Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 13, 2020.

Signature	Title	Date

/s/ Bill S. Colston	Director	February 13, 2020
Bill S. Colston